Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Rockley Photonics Holdings Limited 2021 Stock Incentive Plan and the Rockley Photonics Holdings Limited 2021 Employee Stock Purchase Plan of our report dated March 10, 2022, with respect to the consolidated financial statements of Rockley Photonics Holdings Limited included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California
March 22, 2022